AMENDMENT NO. 29 TO
PARTICIPATION AGREEMENT AMONG
AEGON/TRANSAMERICA SERIES FUND, INC.,
TRANSAMERICA LIFE INSURANCE COMPANY,
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY,
PEOPLES BENEFIT LIFE INSURANCE COMPANY,
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
TRANSAMERICA LIFE INSURANCE AND ANNIDTY COMPANY

Amendment No. 29 to the Participation Agreement among AEGON/Transamerica Series Fund, Inc.,
(the "Fund"), Transamerica Life Insurance Company ("Transamerica"), Transamerica Financial Life Insurance
Company ("TFLIC"), Peoples Benefit Life Insurance Company ("Peoples"), Transamerica Occidental Life
Insurance Company ("TOLIC"), and Transamerica Life Insurance and Annuity Company ("T ALIAC") dated
July 1, 1992, as amended ("Participation Agreement").

WHEREAS, the Fund's Board of Directors approved resolutions for the following changes to go into effect April30, 2004: a name change of the following portfolios: Dreyfus Mid Cap to J.P. Morgan Mid Cap
Value, Dreyfus Small Cap Value to Transamerica Small/Mid Cap Value, American Century Income & Growth
to American Century Large Company Value and PBHG/NWQ Value Select to Mercury Large Cap Value;
restructuring of the Janus Balanced portfolio to Transamerica Balanced; and the mergers of the following portfolios: Alger Aggressive Growth into Transamerica Equity, LKCM Strategic Total Return into Transamerica
Value Balanced, GE U.S. Equity into Great Companies- Americassm, PBHG Mid Cap Growth into Transamerica
Growth Opportunities, BlackRock Global Science & Technology Opportunities into Great Companies Technologysm,  BlackRock Mid Cap Growth into Transamerica Equity, BlackRock Large Cap Value into
Mercury Large Cap Value, Templeton Great Companies Global into Janus Global and then a name change of
Janus Global to Templeton Great Companies Global; and

NOW, THEREFORE, IT IS HEREBY AGREED that Schedule B to the Participation Agreement is hereby amended to reflect the various name changes to certain portfolios due to the mergers listed above.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2004.

TRANSAMERICA LIFE INSURANCE COMPANY	AEGON/TRANSAMERICA SERIES FUND, INC.
By its authorized officer	By its authorized officer
By: /s/Larry N. Norman	By: /s/ John K. Carter
Larry N. Norman	John K. Carter
Title: President	Title: Vice President, Secretary and General Counsel

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY	PEOPLES BENEFIT LIFE INSURANCE COMPANY
By its authorized officer	By its authorized officer
By: /s/ Larry N. Norman	By: /s/ Larry N. Norman
Larry N. Norman	Larry N. Norman
Title: Vice President	Title: Executive Vice President

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY	TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
By its authorized officer	By its authorized officer
By: /s/ Priscilla I. Hechler	By: /s/ Priscilla I. Hechler
Priscilla I. Hechler	Priscilla I. Hechler
Title: Assistant Vice President and Assistant Secretary	Title: Assistant Vice President and Assistant Secretary

AMENDED SCHEDULE A
Effective May 1, 2004
Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement
Accounts:	Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
Transamerica Financial Life Insurance Company Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
TFLIC Series Life Account
TFLIC Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf
of its Separate Account V A-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TA PPVUL 1
Separate Account K
Separate Account H
Separate Account G
Separate Account VA-2LNY
Separate Account V A-2L
Separate Account VL A
AES Private Placement VA Separate Account
Separate Account VA L
Separate Account VA P
PFL Corporate Account One
Separate Account VA R
Separate Account VA S
Separate Account Q
Separate Account QNY

Policies:	Transamerica Landmark Variable Annuity
Transamerica Landmark NY Variable Annuity
Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
TFLIC & Peoples- Advisor's Edge Variable Annuity
Peoples- Advisor's Edge Select Variable Annuity
Legacy Builder Plus
TFLIC Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life
TFLIC Freedom Elite Builder
TFLIC Premier Variable Annuity
Immediate Income Builder II

AMENDED SCHEDULE A (continued)
Policies	Premier Asset Builder Variable Annuity
(continued)	TransAccumulatorsm VUL
TFLI C Freedom Wealth Protector
Advantage V
Retirement Income Builder Variable Annuity
Retirement Income Builder- BAI Variable Annuity
Dreyfus Advisor Advantage Variable Annuity
Dreyfus Access Advantage Variable Annuity
Dreyfus/Transamerica Triple Advantage® Variable Annuity (NY)
Dreyfus/Transamerica Triple Advantage® Variable Annuity
Transamerica Variable Life
Advisor's Edge Select Private Placement
Transamerica Preferred Advantage Variable Annuity
Flexible Premium Variable Annuity- A
Portfolio Select Variable Annuity
Flexible Premium Variable Annuity- B
Flexible Premium Variable Annuity- C
Flexible Premium Variable Annuity- D
Flexible Premium Variable Annuity- E
Portfolios:	AEGON/Transamerica Series Fund, Inc. -Each Portfolio has an Initial Class of Shares and
a Service Class of Shares
AEGONBond
Asset Allocation - Conservative Portfolio
Asset Allocation - Growth Portfolio
Asset Allocation - Moderate Portfolio
Asset Allocation - Moderate Growth Portfolio
American Century International
American Century Large Company Value
Capital Guardian U.S. Equity
Capital Guardian Global
Capital Guardian Value
Clarion Real Estate Securities
Federated Growth & Income
Great Companies - Americasm
Great Companies -Technologysm
J.P. Morgan Enhanced Index
J.P. Morgan Mid Cap Value
Janus Growth
Jennison Growth
Marsico Growth
Mercury Large Cap Value
MFS High Yield
Munder Net50
PIMCO Total Return
Salomon All Cap
Select+ Aggressive
Select+ Conservative
Select+ Growth & Income
Templeton Great Companies Global
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Third Avenue Value
Transamerica Balanced
Transamerica Equity
Transamerica Convertible Securities
Transamerica Growth Opportunities
Transamerica Money Market

AMENDED SCHEDULE A (continued)
Portfolios	Transamerica Small/Mid Cap Value
(continued)	Transamerica U.S. Govermuent Securities
Transamerica Value Balanced
Van Kampen Active International Allocation
Van Kampen Asset Allocation
Van Kampen Emerging Growth